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                                                                    EXHIBIT 23.4


INDEPENDENT AUDITORS' CONSENT


We consent to the use in this Amendment No. 1 to Registration Statement No. 333-42008 of Huntsman Packaging Corporation on Form S-4 of our report dated February 11, 1998, appearing in the Prospectus, which is part of this Registration Statement, and of our report dated February 11, 1998 relating to the financial statement schedules appearing elsewhere in this Registration Statement.


We also consent to the reference to us under the heading "Experts" in such Prospectus.



DELOITTE & TOUCHE LLP
Salt Lake City, Utah
August 25, 2000